Exhibit 24.1

PPL CORPORATION

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

REGISTRATION STATEMENT

POWER OF ATTORNEY

The undersigned directors of PPL Corporation, a Pennsylvania corporation, hereby appoint Robert J. Grey, Michael A. McGrail and Frederick C. Paine their true and lawful attorney, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Act of 1933, as amended, a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of shares of common stock, par value $.01 per share, of PPL Corporation to be issued under the PPL Corporation Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan, and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 19th day of December, 2014.

/s/ Rodney C. Adkins Rodney C. Adkins	/s/ Stuart Heydt Stuart Heydt

/s/ Frederick M. Bernthal Frederick M. Bernthal	/s/ Raja Rajamannar Raja Rajamannar

/s/ John W. Conway John W. Conway	/s/ Craig A. Rogerson Craig A. Rogerson

/s/ Philip G. Cox Philip G. Cox	/s/ William H. Spence William H. Spence

/s/ Steven G. Elliot Steven G. Elliott	/s/ Natica von Althann Natica von Althann

/s/ Louise K. Goeser Louise K. Goeser	/s/ Keith H. Williamson Keith H. Williamson

/s/ Stuart E. Graham Stuart E. Graham	/s/ Armando Zagalo de Lima Armando Zagalo de Lima